   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 1996

                                                      REGISTRATION NO. 333-2924

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                                ---------------

                           TREX MEDICAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------

         DELAWARE                    3844                   06-1439632
     (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)

                                ---------------

                36 APPLE RIDGE ROAD, DANBURY, CONNECTICUT 06810
                                (203)-790-1188
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------

                         SANDRA L. LAMBERT, SECRETARY
                           TREX MEDICAL CORPORATION
                        C/O THERMO ELECTRON CORPORATION
                                81 WYMAN STREET
                             POST OFFICE BOX 9046
                       WALTHAM, MASSACHUSETTS 02254-9046
                                (617) 622-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

   SETH H. HOOGASIAN,      DAVID E. REDLICK, ESQUIRE     EDWIN L. MILLER, JR.,
        ESQUIRE                  HALE AND DORR                 ESQUIRE
    GENERAL COUNSEL             60 STATE STREET  TESTA, HURWITZ & THIBEAULT, LLP
TREX MEDICAL CORPORATION   BOSTON,  MASSACHUSETTS 02109    125 HIGH STREET
  C/O THERMO ELECTRON           (617) 526-6000           BOSTON, MASSACHUSETTS
      CORPORATION                                                02110
    81 WYMAN STREET                                         (617) 248-7000
  POST OFFICE BOX 9046
 WALTHAM, MASSACHUSETTS
       02254-9046
     (617) 622-1000

                                ---------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the Registration Statement has become effective.

                                ---------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                            TREX MEDICAL CORPORATION

                             CROSS REFERENCE SHEET
                    BETWEEN ITEMS OF FORM S-1 AND PROSPECTUS

 ITEM                                                LOCATION IN PROSPECTUS
 ----                                                ----------------------
  1.  Forepart of Registration Statement and
       Outside Front Cover Page of
       Prospectus............................  Outside Front Cover Page

  2.  Inside Front and Outside Back Cover
       Pages of Prospectus...................  Inside Front Cover Page; Outside
                                               Back Cover Page; Additional
                                               Information; Reports to Security
                                               Holders
  3.  Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges....  Prospectus Summary; Risk Factors;
                                               The Company

  4.  Use of Proceeds........................  Prospectus Summary; Use of
                                               Proceeds

  5.  Determination of Offering Price........  Outside Front Cover Page; The
                                               Rights Offering

  6.  Dilution...............................  Dilution

  7.  Selling Security Holders...............  Not Applicable

  8.  Plan of Distribution...................  Outside Front Cover Page; The
                                               Rights Offering

  9.  Description of Securities to be
       Registered............................  Outside Front Cover Page;
                                               Capitalization; Description of
                                               Capital Stock

 10.  Interests of Named Experts and
       Counsel...............................  Experts; Legal Opinions

 11.  Information With Respect to the
       Registrant:

      (a) Description of Business............  Business; Management's Discussion
                                               and Analysis of Financial
                                               Condition and Results of
                                               Operations

      (b) Description of Property............  Business--Facilities

      (c) Legal Proceedings..................  Risk Factors--Risks Associated
                                               With Pending and Threatened
                                               Patent Litigation; Business--
                                               Patents and Proprietary
                                               Technology; Business--Legal
                                               Proceedings

      (d) Market Price of and Dividends on
          the Registrant's Common Equity and
          Related Stockholder Matters........  Outside Front Cover Page;
                                               Dividend Policy; Executive
                                               Compensation; Description of
                                               Capital Stock; Shares Eligible
                                               for Future Sale

      (e) Financial Statements...............  Consolidated Financial
                                               Statements; Capitalization

      (f) Selected Financial Data............  Selected Financial Information

      (g) Supplementary Financial
          Information........................  Not Applicable

 ITEM                                               LOCATION IN PROSPECTUS
 ----                                               ----------------------
      (h) Management's Discussion and
          Analysis of Financial Condition
          and Results of Operations........   Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations


      (i) Changes in and Disagreements with
          Accountants on Accounting and
          Financial Disclosure.............   Not Applicable
      (j) Directors, Executive Officers,
          Promoters and Control Persons....   Relationship and Potential
                                              Conflicts of Interest with Thermo
                                              Electron and ThermoTrex;
                                              Management
      (k) Executive Compensation...........   Executive Compensation
      (l) Security Ownership of Certain
          Beneficial Owners and
          Management.......................   Security Ownership of Certain
                                              Beneficial Owners and Management
                                              Relationship and Potential

   (m) Certain Relationships and Related
          Transactions.....................   Conflicts of Interest with Thermo
                                              Electron and ThermoTrex;
                                              Management--Certain Transactions
 12.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities.........................   Not Applicable

                             EXPLANATORY NOTE

  This Amendment No. 3 to Registration Statement on Form S-1 (File No. 333-
2924) of Trex Medical Corporation is filed solely to file copies of the exhibits listed in Item 16 hereto.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

  (A) EXHIBITS

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
   *3.1      Certificate of Incorporation, as amended, of the Registrant.
   *3.2      By-Laws of the Registrant.
   *4.1      Specimen Common Stock Certificate.
   *4.2      $42,000,000 Subordinated Convertible Note due 2000 of the
             Registrant issued to ThermoTrex.
   *4.3      Specimen Rights Certificate.
   *5        Opinion of Seth H. Hoogasian, Esq. with respect to the validity of the securities being offered.
  *10.1      Corporate Services Agreement dated as of September 27, 1995 between Thermo Electron Corporation ("Thermo Electron") and the
             Registrant.
   10.2      Thermo Electron Corporate Charter, as amended and restated
             effective January 3, 1993 (incorporated by reference herein form
             Exhibit 10.1 to Thermo Electron's Annual Report on form 10-K for the fiscal year ended January 2, 1993 (File No. 1-8002)).
  *10.3      Tax Allocation Agreement dated as of September 27, 1995 between
             Thermo Electron and the Registrant.
  *10.4      Master Repurchase Agreement dated as of September 27, 1995 between
             Thermo Electron and the Registrant.
  *10.5      Master Guarantee Reimbursement Agreement dated as of September 27,
             1995 between Thermo Electron and the Registrant.
  *10.6      Master Guarantee Reimbursement Agreement dated as of September 27,
             1995 between ThermoTrex and the Registrant.
  +10.7      OEM Agreement between Philips Medical Systems North American
             Company and Lorad dated as of November 2, 1993.
  +10.8      OEM Agreement between Philips Medical Systems North American
             Company and Lorad dated November 17, 1993.
 *+10.9      Purchase Agreement between General Electric Company and Bennett dated November 17, 1994.
 *+10.10     Agreement between Philips Medizin Systeme Unternehmensbereich der
             Philips GmbH and Bennett dated February 12, 1992.
 *+10.11     Distributor Agreement between ThermoTrex and US Surgical
             Corporation dated October 20, 1995, as amended.
  *10.12     Note Purchase and Sale Agreement dated as of October 2, 1995 between ThermoTrex and the Registrant.
   10.13     Lease dated as of September 15, 1995, by and among ThermoTrex and
             BK Realty Associates, L.P. and Calrob Realty Associates (filed as
             Exhibit 10.26 to ThermoTrex's Annual Report on Form
             10-K for the fiscal year ended September 30, 1995 [File No. 1-
             10791] and incorporated herein by reference).
  *10.14     Lease dated as of December 20, 1995, between Melvyn J. Powers and
             Mary P. Powers D/B/A M&M Realty and Lorad, as amended.
  *10.15     Equity Incentive Plan of the Registrant.
  *10.16     Deferred Compensation Plan for Directors of the Registrant.
  *10.17     Directors Stock Option Plan of the Registrant.

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 *10.18      Form of Indemnification Agreement for Officers and Directors.
             In addition to the stock-based compensation plans of the
             Registrant, the executive officers of the Registrant may be granted awards under stock-based compensation plans of the
             Registrant's parent, Thermo Electron Corporation, and its
             subsidiaries, for services rendered to the Registrant or to such affiliated corporations. Such plans are listed under Exhibits
             10.19-10.74.
  10.19      Thermo Electron Corporation Incentive Stock Option Plan (filed as
             Exhibit 4(d) to Thermo Electron's Registration Statement on Form
             S-8 [Reg. No. 33-8993] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the Thermo Electron Nonqualified Stock Option Plan is
             9,035,156 shares, after adjustment to reflect share increases approved in 1984 and 1986, share decrease approved in 1989, and 3-
             for-2 stock splits effected in October 1986, October 1993 and May
             1995).
  10.20      Thermo Electron Corporation Nonqualified Stock Option Plan (filed as Exhibit 4(e) to Thermo Electron's Registration Statement on
             Form S-8 [Reg. No. 33-8993] and incorporated herein by reference).
             (Plan amended in 1984 to extend expiration date to December 14,
             1994; maximum number of shares issuable in the aggregate under this plan and the Thermo Electron Incentive Stock Option Plan is
             9,035,156 shares, after adjustment to reflect share increases approved in 1984 and 1986, share decrease approved in 1989, and 3-
             for-2 stock splits effected in October 1986, October 1993 and May
             1995).
  10.21      Thermo Electron Corporation Equity Incentive Plan (filed as
             Exhibit 10.1 to Thermo Electron's Quarterly Report on Form 10-Q
             for the quarter ended July 2, 1994 [File No. 1-8002] and
             incorporated herein by reference). (Plan amended in 1989 to restrict exercise price for SEC reporting persons to not less than
             50% of fair market value or par value; maximum number of shares issuable is 7,050,000 shares, after adjustment to reflect 3-for-2 stock splits effected in October 1993 and May 1995 and share increase approved in 1994).
  10.22      Thermo Electron Corporation--Thermedics Inc. Nonqualified Stock
             Option Plan (filed as Exhibit 4 to a Registration Statement on
             Form S-8 of Thermedics [Reg. No. 2-93747] and incorporated herein by reference). (Maximum number of shares issuable is 450,000 shares, after adjustment to reflect share increase approved in
             1988, 5-for-4 stock split effected in January 1985, 4-for-3 stock split effected in September 1985, and 3-for-2 stock splits effected in October 1986 and November 1993).
  10.23      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified Stock
             Option Plan (filed as Exhibit 4(c) to a Registration Statement on
             Form S-8 of Thermo Instrument [Reg. No. 33-8034] and incorporated herein by reference). (Maximum number of shares issuable is
             421,875 shares, after adjustment to reflect 3-for-2 stock splits effected in July 1993 and April 1995 and a 5-for-4 stock split effected in December 1995).
  10.24      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified Stock
             Option Plan (filed as Exhibit 10.12 to Thermo Electron's Annual
             Report on Form 10-K for the fiscal year ended January 3, 1987
             [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 600,285 shares, after adjustment to reflect share increase approved in 1988 and 3-for-2 stock splits effected in January 1988, July 1993 and April 1995 and a 5-for-4
             stock split effected in December 1995).
  10.25      Thermo Electron Corporation--Thermo Terra Tech Inc. (formerly
             Thermo Process Systems Inc.) Nonqualified Stock Option Plan (filed as Exhibit 10.13 to Thermo Electron's Annual Report on Form 10-K
             for the fiscal year ended January 3, 1987 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 108,000 shares, after adjustment to reflect 6-for-5 stock splits effected in July 1988 and March 1989, and 3-for-2 stock split effected in September 1989).
  10.26      Thermo Electron Corporation--Thermo Power Corporation (formerly
             Tecogen Inc.) Nonqualified Stock Option Plan (filed as Exhibit
             10.14 to Thermo Electron's Annual Report on Form 10-K for the
             fiscal year ended January 3, 1987 [File No. 1-8002] and
             incorporated herein by reference). (Amended in September 1995 to extend the plan expiration date to December 31, 2005).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.27       Thermo Electron Corporation--Thermo Cardiosystems Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.11 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year ended
             December 29, 1990 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 130,500 shares, after adjustment to reflect share increases approved in 1990 and
             1992, 3-for-2 stock split effected in January 1990, 5-for-4 stock split effected in May 1990 and 2-for-1 stock split effected in
             November 1993).
 10.28       Thermo Electron Corporation--Thermo Ecotek Corporation (formerly
             Thermo Energy Systems Corporation) Nonqualified Stock Option Plan
             (filed as Exhibit 10.12 to Thermo Electron's Annual Report on Form
             10-K for the fiscal year ended December 29, 1990 [File No. 1-8002]
             and incorporated hereby by reference).
 10.29       Thermo Electron Corporation--ThermoTrex Corporation (formerly
             Thermo Electron Technologies Corporation) Nonqualified Stock
             Option Plan (filed as Exhibit 10.13 to Thermo Electron's Annual
             Report on Form 10-K for the fiscal year ended December 29, 1990
             [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 180,000 shares, after adjustment to reflect 3-for-2 stock split effected in October 1993).
 10.30       Thermo Electron Corporation--Thermo Fibertek Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.14 to Thermo Electron's
             Annual Report on Form 10-K for the fiscal year ended December 28,
             1991 [File No. 1-8002] and incorporated herein by reference).
             (Maximum number of shares issuable is 600,000 shares, after adjustment to reflect 2-for-1 stock split effected in September
             1992 and 3-for-2 stock split effected in September 1995).
 10.31       Thermo Electron Corporation--Thermo Voltek Corp. (formerly
             Universal Voltronics Corp.) Nonqualified Stock Option Plan (filed as Exhibit 10.17 to Thermo Electron's Annual Report on Form 10-K
             for the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 57,500 shares after adjustment to reflect 3-for-2 stock split effected in November 1993 and share increase approved in September 1995).
 10.32       Thermo Electron Corporation--Thermo BioAnalysis Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.31 to Thermo
             Power's Annual Report on Form 10-K for the fiscal year ended
             September 30, 1995 [File No. 1-10573] incorporated herein by reference).
 10.33       Thermo Electron Corporation--ThermoLyte Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.32 to Thermo Power's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1995
             [File No. 1-10573] and incorporated herein by reference).
 10.34       Thermo Electron Corporation--Thermo Remediation Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.33 to Thermo Power's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1995
             [File No. 1-10573] and incorporated herein by reference).
 10.35       Thermo Electron Corporation--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.34 to Thermo
             Power's Annual Report on Form 10-K for the fiscal year ended
             September 30, 1995 [File No. 1-10573] and incorporated herein by reference).
 10.36       Thermo Electron Corporation--ThermoLase Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.35 to Thermo Power's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1995
             [File No. 1-10573] and incorporated herein by reference).
 10.37       Thermo Electron Corporation--ThermoQuest Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.41 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.38       Thermo Electron Corporation--Thermo Optek Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.42 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.39       Thermo Electron Corporation--Thermo Sentron Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.43 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.40       Thermo Electron Corporation--Trex Medical Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.44 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.41       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Incentive Stock Option Plan (filed as Exhibit 10.18 to Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Ecotek Nonqualified Stock
             Option Plan is 900,000 shares, after adjustment to reflect share increase approved in December 1993).
 10.42       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Nonqualified Stock Option Plan (filed as Exhibit
             10.19 to Thermo Electron's Annual Report on Form 10-K for the
             fiscal year ended January 2, 1993 [File No. 1-8001] and
             incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Ecotek
             Incentive Stock Option Plan is 900,000 shares, after adjustment to reflect share increase approved in December 1993).
 10.43       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Equity Incentive Plan (filed as Exhibit 10.39 to
             Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference).
 10.44       Thermedics Inc. Incentive Stock Option Plan (filed as Exhibit
             10(d) to Thermedics' Registration Statement on Form S-1 [Reg. No.
             33-84380) and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             Thermedics Nonqualified Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and
             1992, 5-for-4 stock split effected in January 1985, 4-for-3 stock split effected in September 1985, and 3-for-2 stock splits effected in October 1986 and November 1993).
 10.45       Thermedics Inc. Nonqualified Stock Option Plan (filed as Exhibit
             10(e) to Thermedics' Registration Statement on Form S-1 [Reg. No.
             33-84380) and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             Thermedics Incentive Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and 1992,
             5-for-4 stock split effected in January 1985, 4-for-3 stock split effected in September 1985, and 3-for-2 stock splits effected in
             October 1986 and November 1993).
 10.46       Thermedics Inc. Equity Incentive Plan (filed as Appendix A to the
             Proxy Statement dated May 10, 1993 of Thermedics [File No. 1-9567]
             and incorporated herein by reference). (Maximum number of shares issuable is 1,500,000, after adjustment to reflect 3-for-2 stock split effected in November 1993).
 10.47       Thermedics Inc.--Thermo Sentron Inc. Nonqualified Stock Option
             Plan (filed as Exhibit 10.51 to Thermo Cardiosystems Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [File No.
             1-10114] and incorporated herein by reference).
 10.48       Thermedics Inc.--Thermedics Detection Inc. Nonqualified Stock
             Option Plan (filed as Exhibit 10.20 to Thermo Electron's Annual
             Report on Form 10-K for the fiscal year ended January 2, 1993
             [File No. 1-8002] and incorporated herein by reference).
 10.49       Thermedics Detection Inc.--Equity Incentive Plan (fiuled as
             Exhibit 10.69 to Thermo Instrument's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.50       Thermo Cardiosystems Inc. Incentive Stock Option Plan (filed as
             Exhibit 10(f) to Thermo Cardiosystems' Registration Statement on
             Form S-1 [Reg. No. 33-25144] and incorporated herein by
             reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Cardiosystems Nonqualified Stock
             Option Plan is 1,143,750 shares, after adjustment to reflect share increase approved in 1992, 3-for-2 stock split effected in January
             1990, 5-for-4 stock split effected in May 1990 and 2-for-1 stock split effected in November 1993).
 10.51       Thermo Cardiosystems Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(g) to Thermo Cardiosystems' Registration Statement on
             Form S-1 [Reg. No. 33-25144] and incorporated herein by
             reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Cardiosystems Incentive Stock
             Option Plan is 1,143,750 shares, after adjustment to reflect share increase approved in 1992, 3-for-2 stock split effected in January
             1990, 5-for-4 stock split effected in May 1990 and 2-for-1 stock split effected in November 1993).
 10.52       Thermo Cardiosystems Inc. Equity Incentive Plan (filed as Exhibit
             10.46 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference).
 10.53       Thermo Voltek Corp. (formerly Universal Voltronics Corp.) 1985
             Stock Option Plan (filed as Exhibit 10.14 to Thermo Voltek's
             Annual Report on Form 10-K for the fiscal year ended June 30, 1985
             [File No. 0-8245] and incorporated herein by reference). (Maximum number of shares issuable is 200,000 shares, after adjustment to reflect 1-for-3 reverse stock split effected in November 1992 and
             3-for-2 stock split effected in November 1993).
 10.54       Thermo Voltek Corp. (formerly Universal Voltronics Corp.) 1990
             Stock Option Plan (filed as Exhibit 10.2 to Thermo Voltek's Annual
             Report on Form 10-K for the fiscal year ended June 30, 1990 [File
             No. 1-10574] and incorporated herein by reference). (Maximum number of shares issuable is 400,000 shares, after adjustment to reflect share increases in 1993 and 1994. 1-for-3 reverse stock split effected in November 1992, and 3-for-2 stock split effected in November 1993).
 10.55       Thermo Voltek Corp. Equity Incentive Plan (filed as Exhibit 10.49 to Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference).
 10.56       Thermo Instrument Systems Inc. Incentive Stock Option Plan (filed as Exhibit 10(c) to Thermo Instrument's Registration Statement on
             Form S-1 [Reg. No. 33-6762] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the Thermo Instrument Nonqualified Stock Option Plan is
             2,812,500 shares, after adjustment to reflect share increase approved in 1990 and 3-for-2 stock splits effected in January
             1988, July 1993 and April 1995 and 5-for-4 stock split effected in
             December 1995).
 10.57       Thermo Instrument Systems Inc. Nonqualified Stock Option Plan
             (filed as Exhibit 10(d) to Thermo Instrument's Registration
             Statement on Form S-1 [Reg. No. 33-6762] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Instrument Incentive Stock Option
             Plan is 2,812,500 shares, after adjustment to reflect share increase approved in 1990 and 3-for-2 stock splits effected in
             January 1988, July 1993 and April 1995 and 5-for-4 stock split effected in December 1995).
 10.58       Thermo Instrument Systems Inc. Equity Incentive Plan (filed as
             Appendix A to the Proxy Statement dated April 27, 1993 of Thermo
             Instrument [File No. 1-9786] and incorporated herein by
             reference). (Maximum number of shares issuable is 4,031,250 shares, after adjustment to reflect share increase approved in
             December 1993 and 3-for-2 stock split effected in July 1993 and
             April 1995 and 5-for-4 stock split effected in December 1995).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.59       Thermo Instrument Systems Inc. (formerly Thermo Environmental
             Corporation) Incentive Stock Option Plan (filed as Exhibit 10(d)
             to Thermo Environmental's Registration Statement on Form S-1 [Reg.
             No. 33-329] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo
             Instrument (formerly Thermo Environmental Corporation)
             Nonqualified Stock Option Plan is 1,160,156 shares, after
             adjustment to reflect share increase approved in 1987 and 3-for-2 stock splits effected in July 1993 and April 1995 and 5-for-4 stock split effected in December 1995).
 10.60       Thermo Instrument Systems Inc. (formerly Thermo Environmental
             Corporation) Nonqualified Stock Option Plan (filed as Exhibit
             10(e) to Thermo Environmental's Registration Statement on Form S-1
             [Reg. No. 33-329] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             Thermo Instrument (formerly Thermo Environmental Corporation)
             Incentive Stock Option Plan is 1,160,156 shares, after adjustment to reflect share increase approved in 1987 and 3-for-2 splits effected in July 1993 and April 1995 and 5-for-4 stock split effected in December 1995).
 10.61       Thermo Instrument Systems Inc.--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.51 to Thermo
             Instrument's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1994 [File No. 1-9786] and incorporated herein by reference).
 10.62       Thermo Instrument Systems Inc.--Thermo BioAnalysis Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.64 to Thermo
             Cardiosystems' Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.63       Thermo Instrument Systems Inc.--ThermoQuest Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.65 to Thermo
             Cardiosystems' Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.64       ThermoSpectra Corporation Equity Incentive Plan (filed as Exhibit
             10.52 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference).
 10.65       Thermo BioAnalysis Corporation Equity Incentive Plan (filed as
             Exhibit 10.67 to Thermo Cardiosystems' Annual Report on Form 10-K
             for the fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.66       Thermo Optek Corporation Equity Incentive Plan (filed as Exhibit
             10.68 to Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.67       ThermoQuest Corporation Equity Incentive Plan (filed as Exhibit
             10.69 to Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.68       ThermoTrex Corporation (formerly Thermo Electron Technologies
             Corporation) Incentive Stock Option Plan (filed as Exhibit 10(h)
             to ThermoTrex's Registration Statement on Form S-1 [Reg. No. 33-
             40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the
             ThermoTrex Nonqualified Stock Option Plan is 1,945,000 shares, after adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993).
 10.69       ThermoTrex Corporation (formerly Thermo Electron Technologies
             Corporation) Nonqualified Stock Option Plan (filed as Exhibit
             10(i) to ThermoTrex's Registration Statement on Form S-1 [Reg. No.
             33-40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the
             ThermoTrex Nonqualified Stock Option Plan is 1,945,000 shares, after adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.70       ThermoTrex Corporation-ThermoLase Corporation (formerly ThermoLase
             Inc.) Nonqualified Stock Option Plan (filed on Exhibit 10.53 to
             ThermoTrex Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-10791] and incorporated herein by reference.
 10.71       ThermoTrex Corporation--Trex Medical Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.73 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.72       ThermoLase Corporation (formerly ThermoLase Inc.) Nonqualified
             Stock Option Plan (filed as Exhibit 10.54 to ThermoTrex's Annual
             Report on Form 10-K for the fiscal year ended January 1, 1994
             [File No. 1-10791] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             ThermoLase Incentive Stock Option Plan is 2,800,000 shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock splits effected in March 1994 and June 1995).
 10.73       ThermoLase Corporation (formerly ThermoLase Inc.) Incentive Stock
             Option Plan (filed as Exhibit 10.55 to ThermoTrex Corporation's
             Annual Report on Form 10-K for the fiscal year ended January 1,
             1994 [File No. 1-10791] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the ThermoLase Nonqualified Stock Option Plan is
             2,800,000 shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock splits effected in March 1994 and June 1995).
 10.74       ThermoLase Corporation Equity Incentive Plan (filed as Exhibit
             10.81 to Thermo TerraTech's Annual Report on Form 10-K for the
             fiscal year ended April 1, 1995 [File No. 1-9549] and incorporated herein by reference).
 10.75       Thermo Fibertek Inc. Incentive Stock Option Plan (filed as Exhibit
             10(k) to Thermo Fibertek's Registration Statement on Form S-1
             [Reg. No. 33-51172] and incorporated herein by reference.
 10.76       Thermo Fibertek Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(l) to Thermo Fibertek's Registration Statement on Form
             S-1 [Reg. No. 33-51172] and incorporated herein by reference.
 10.77       Thermo Fibertek Inc. Equity Incentive Plan (filed as Exhibit 10.60 to Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference.
 10.78       Thermo Power Corporation (formerly Tecogen Inc.) Incentive Stock
             Option Plan (filed as Exhibit 10(h) to Thermo Power's Quarterly
             Report on Form 10-Q for the quarter ended April 3, 1993 [Reg. No.
             33-10573] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo
             Power Nonqualified Stock Option Plan is 950,000 shares, after adjustment to reflect share increases approved in 1990, 1992 and
             1993).
 10.79       Thermo Power Corporation (formerly Tecogen Inc.) Nonqualified
             Stock Option Plan (filed as Exhibit 10(i) to Thermo Power's
             Quarterly Report on Form 10-Q for the quarter ended April 3, 1993
             [Reg. No. 33-10573] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the Thermo Power Incentive Stock Option Plan is 950,000
             shares, after adjustment to reflect share increases approved in
             1990, 1992 and 1993).
 10.80       Thermo Power Corporation Equity Incentive Plan (filed as Exhibit
             10.63 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference).
 10.81       Thermo Power Corporation--ThermoLyte Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.84 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
  10.82      ThermoLyte Corporation Equity Incentive Plan (filed as Exhibit
             10.71 to Thermo Power's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 [File No. 1-10573] and incorporated herein by reference).
  10.83      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)
             Incentive Stock Option Plan (filed as Exhibit 10(h) to Thermo
             Process' Registration Statement on Form S-1 [Reg. No. 33-6763] and
             incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo TerraTech
             Nonqualified Stock Option Plan is 1,850,000 shares, after
             adjustment to reflect share increases approved in 1987, 1989 and
             1992, 6-for-5 stock splits effected in July 1988 and March 1989 and 3-for-2 stock split effected in September 1989).
  10.84      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)
             Nonqualified Stock Option Plan (filed as Exhibit 10(i) to Thermo
             Process' Registration Statement on Form S-1 [Reg. No. 33-6763] and
             incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo TerraTech
             Incentive Stock Option Plan is 1,850,000 shares, after adjustment to reflect share increases approved in 1987, 1989 and 1992, 6-for-
             5 stock splits effected in July 1988 and March 1989 and 3-for-2 stock split effected in September 1989).
  10.85      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)
             Equity Incentive Plan (filed as Exhibit 10.63 to Thermedics'
             Annual Report on Form 10-K for the fiscal year ended January 1,
             1994 [File No. 1-9567] and incorporated herein by reference).
             (Maximum number of shares issuable is 1,750,000 shares, after adjustment to reflect share increase approved in 1994).
  10.86      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)--
             Thermo Remediation Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(l) to Thermo Process' Quarterly Report on Form 10-Q for
             the fiscal quarter ended January 1, 1994 [File No. 1-9549] and incorporated herein by reference).
  10.87      Thermo Remediation Inc. Equity Incentive Plan (filed as Exhibit
             10.7 to Thermo Remediation's Registration Statement on Form S-1
             [Reg. No. 33-70544] and incorporated herein by reference).
 *10.88      License Agreement between the Registrant and ThermoTrex dated as of October 16, 1995.
 *11         Computation of Earnings per Share
 *21         Subsidiaries of the Registrant
 *23.1       Consent of Arthur Andersen LLP
 *23.2       Consent of Arthur Andersen LLP
 *23.3       Consent of Arthur Andersen LLP
 *23.4       Consent of Topel Forman L.L.C.
 *23.5       Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5)
 *24         Power of Attorney
 *27         Financial Data Schedule
 *99.1       Form of Subscription Agency Agreement.
 *99.2       Instructions as to use of Trex Medical Corporation Subscription
             Certificates and International Holder Subscription Forms.
 *99.3       International Holder Subscription Form.
 *99.4       Form of Letter to Trex Medical stockholders.
 *99.5       Form of Letter to ThermoTrex stockholders.

- --------
* Previously filed.

+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

  (B) FINANCIAL STATEMENT SCHEDULE

  The financial Statement Schedule as of September 30, 1995 and the Report of Independent Public Accountants on such schedule are included in this Registration Statement. All other schedules are omitted because they are not applicable or are not required under Regulation S-X.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, Connecticut, on this 24th day of May, 1996.

                                          TREX MEDICAL CORPORATION

                                               /s/ Jonathan W. Painter
                                            By:________________________________

                                                  Jonathan W. Painter

                                                  Treasurer

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE

                                       Chief Executive
               *                        Officer, President       May 24, 1996
_____________________________________   and Director
            HAL KIRSHNER                (Principal
                                        Executive Officer)

                  *                    Vice President, Chief
_____________________________________   Accounting Officer       May 24, 1996
         JOHN N. HATSOPOULOS            and Director
                                        (Principal
                                        Financial Officer)

                  *                    Chief Accounting
_____________________________________   Officer (Principal       May 24, 1996
          PAUL F. KELLEHER              Accounting Officer)

                  *                    Director
_____________________________________                            May 24, 1996
      DR. ELIAS P. GYFTOPOULOS


                  *                    Director
_____________________________________                            May 24, 1996
          ROBERT C. HOWARD

              SIGNATURE                         TITLE                DATE

                  *                     Director
_____________________________________                            May 24, 1996
            EARL R. LEWIS

                  *                     Director
_____________________________________                            May 24, 1996
        DR. JAMES W. MAY JR.

                  *                     Director
_____________________________________                            May 24, 1996
          HUTHAM S. OLAYAN

                  *                     Director
_____________________________________                            May 24, 1996
        ANTHONY J. PELLEGRINO

                  *                     Director
_____________________________________                            May 24, 1996
            FIROOZ RUFEH

                  *                     Director
_____________________________________                            May 24, 1996
           KENNETH Y. TANG

                  *                     Director and
_____________________________________    Chairman of the         May 24, 1996
          GARY S. WEINSTEIN              Board

       /s/ Jonathan W. Painter
*By:_________________________________
         Jonathan W. Painter
          Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  *3.1       Certificate of Incorporation, as amended, of the
             Registrant.................................................
  *3.2       By-Laws of the Registrant..................................
  *4.1       Specimen Common Stock Certificate..........................
  *4.2       $42,000,000 Subordinated Convertible Note due 2000 of the
             Registrant issued to ThermoTrex............................
  *4.3       Specimen Rights Certificate................................
  *5         Opinion of Seth H. Hoogasian, Esq. with respect to the
             validity of the securities being offered...................
  *10.1      Corporate Services Agreement dated as of September 27, 1995 between Thermo Electron Corporation ("Thermo Electron") and the Registrant.............................................
  10.2       Thermo Electron Corporate Charter, as amended and restated
             effective January 3, 1993 (incorporated by reference herein form Exhibit 10.1 to Thermo Electron's Annual Report on
             form 10-K for the fiscal year ended January 2, 1993 (File
             No. 1-8002))...............................................
  *10.3      Tax Allocation Agreement dated as of September 27, 1995
             between Thermo Electron and the Registrant.................
  *10.4      Master Repurchase Agreement dated as of September 27, 1995 between Thermo Electron and the Registrant.................
  *10.5      Master Guarantee Reimbursement Agreement dated as of
             September 27, 1995 between Thermo Electron and the
             Registrant.................................................
  *10.6      Master Guarantee Reimbursement Agreement dated as of
             September 27, 1995 between ThermoTrex and the Registrant...
  +10.7      OEM Agreement between Philips Medical Systems North
             American Company and Lorad dated as of November 2, 1993....
  +10.8      OEM Agreement between Philips Medical Systems North
             American Company and Lorad dated November 17, 1993.........
 *+10.9      Purchase Agreement between General Electric Company and
             Bennett dated November 17, 1994............................
 *+10.10     Agreement between Philips Medizin Systeme
             Unternehmensbereich der Philips GmbH and Bennett dated
             February 12, 1992..........................................
 *+10.11     Distributor Agreement between ThermoTrex and US Surgical
             Corporation dated October 20, 1995, as amended.............
  *10.12     Note Purchase and Sale Agreement dated as of October 2,
             1995 between ThermoTrex and the Registrant.................
  10.13      Lease dated as of September 15, 1995, by and among
             ThermoTrex and BK Realty Associates, L.P. and Calrob Realty
             Associates (filed as Exhibit 10.26 to ThermoTrex's Annual
             Report on Form 10-K for the fiscal year ended September 30,
             1995 [File No. 1-10791] and incorporated herein by
             reference).................................................
  *10.14     Lease dated as of December 20, 1995, between Melvyn J.
             Powers and Mary P. Powers D/B/A M&M Realty and Lorad, as
             amended....................................................
  *10.15     Equity Incentive Plan of the Registrant....................
  *10.16     Deferred Compensation Plan for Directors of the
             Registrant.................................................
  *10.17     Directors Stock Option Plan of the Registrant..............

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  *10.18     Form of Indemnification Agreement for Officers and
             Directors.
             In addition to the stock-based compensation plans of the
             Registrant, the executive officers of the Registrant may be granted awards under stock-based compensation plans of the
             Registrant's parent, Thermo Electron Corporation, and its
             subsidiaries, for services rendered to the Registrant or to such affiliated corporations. Such plans are listed under
             Exhibits 10.19-10.74 ......................................
  10.19      Thermo Electron Corporation Incentive Stock Option Plan
             (filed as Exhibit 4(d) to Thermo Electron's Registration
             Statement on Form S-8 [Reg. No. 33-8993] and incorporated
             herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Electron
             Nonqualified Stock Option Plan is 9,035,156 shares, after
             adjustment to reflect share increases approved in 1984 and
             1986, share decrease approved in 1989, and 3-for-2 stock
             splits effected in October 1986, October 1993 and May
             1995) .....................................................
  10.20      Thermo Electron Corporation Nonqualified Stock Option Plan
             (filed as Exhibit 4(e) to Thermo Electron's Registration
             Statement on Form S-8 [Reg. No. 33-8993] and incorporated
             herein by reference). (Plan amended in 1984 to extend
             expiration date to December 14, 1994; maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Electron Incentive Stock Option Plan is 9,035,156
             shares, after adjustment to reflect share increases
             approved in 1984 and 1986, share decrease approved in 1989, and 3-for-2 stock splits effected in October 1986, October
             1993 and May 1995) ........................................
  10.21      Thermo Electron Corporation Equity Incentive Plan (filed as
             Exhibit 10.1 to Thermo Electron's Quarterly Report on Form
             10-Q for the quarter ended July 2, 1994 [File No. 1-8002]
             and incorporated herein by reference). (Plan amended in
             1989 to restrict exercise price for SEC reporting persons
             to not less than 50% of fair market value or par value;
             maximum number of shares issuable is 7,050,000 shares,
             after adjustment to reflect 3-for-2 stock splits effected
             in October 1993 and May 1995 and share increase approved in
             1994) .....................................................
  10.22      Thermo Electron Corporation--Thermedics Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 4 to a Registration
             Statement on Form S-8 of Thermedics [Reg. No. 2-93747] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 450,000 shares, after adjustment to
             reflect share increase approved in 1988, 5-for-4 stock
             split effected in January 1985, 4-for-3 stock split
             effected in September 1985, and 3-for-2 stock splits
             effected in October 1986 and November 1993) ...............
  10.23      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified
             Stock Option Plan (filed as Exhibit 4(c) to a Registration
             Statement on Form S-8 of Thermo Instrument [Reg. No. 33-
             8034] and incorporated herein by reference). (Maximum
             number of shares issuable is 421,875 shares, after
             adjustment to reflect 3-for-2 stock splits effected in July
             1993 and April 1995 and a 5-for-4 stock split effected in
             December 1995) ............................................
  10.24      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified
             Stock Option Plan (filed as Exhibit 10.12 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year
             ended January 3, 1987 [File No. 1-8002] and incorporated
             herein by reference). (Maximum number of shares issuable is
             600,285 shares, after adjustment to reflect share increase approved in 1988 and  -for-2 stock splits effected in
             January 1988, July 1993 and April 1995 and a 5-for-4 stock split effected in December 1995)...........................
  10.25      Thermo Electron Corporation--Thermo Terra Tech Inc.
             (formerly Thermo Process Systems Inc.) Nonqualified Stock
             Option Plan (filed as Exhibit 10.13 to Thermo Electron's
             Annual Report on Form 10-K for the fiscal year ended
             January 3, 1987 [File No. 1-8002] and incorporated herein
             by reference). (Maximum number of shares issuable is
             108,000 shares, after adjustment to reflect 6-for-5 stock
             splits effected in July 1988 and March 1989, and 3-for-2
             stock split effected in September 1989) ...................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.26      Thermo Electron Corporation--Thermo Power Corporation
             (formerly Tecogen Inc.) Nonqualified Stock Option Plan
             (filed as Exhibit 10.14 to Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 3, 1987
             [File No. 1-8002] and incorporated herein by reference).
             (Amended in September 1995 to extend the plan expiration
             date to December 31, 2005) ................................
  10.27      Thermo Electron Corporation--Thermo Cardiosystems Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.11 to
             Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 29, 1990 [File No. 1-8002] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 130,500 shares, after adjustment to
             reflect share increases approved in 1990 and 1992, 3-for-2 stock split effected in January 1990, 5-for-4 stock split
             effected in May 1990 and 2-for-1 stock split effected in
             November 1993).............................................
  10.28      Thermo Electron Corporation--Thermo Ecotek Corporation
             (formerly Thermo Energy Systems Corporation) Nonqualified
             Stock Option Plan (filed as Exhibit 10.12 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year
             ended December 29, 1990 [File No. 1-8002] and incorporated hereby by reference) ......................................
  10.29      Thermo Electron Corporation--ThermoTrex Corporation
             (formerly Thermo Electron Technologies Corporation)
             Nonqualified Stock Option Plan (filed as Exhibit 10.13 to
             Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 29, 1990 [File No. 1-8002] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 180,000 shares, after adjustment to
             reflect 3-for-2 stock split effected in October 1993) .....
  10.30      Thermo Electron Corporation--Thermo Fibertek Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.14 to
             Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 28, 1991 [File No. 1-8002] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 600,000 shares, after adjustment to
             reflect 2-for-1 stock split effected in September 1992 and
             3-for-2 stock split effected in September 1995) ...........
  10.31      Thermo Electron Corporation--Thermo Voltek Corp. (formerly
             Universal Voltronics Corp.) Nonqualified Stock Option Plan
             (filed as Exhibit 10.17 to Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 2, 1993
             [File No. 1-8002] and incorporated herein by reference).
             (Maximum number of shares issuable is 57,500 shares after
             adjustment to reflect 3-for-2 stock split effected in
             November 1993 and share increase approved in September
             1995) .....................................................
  10.32      Thermo Electron Corporation--Thermo BioAnalysis Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.31 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573]
             incorporated herein by reference) .........................
  10.33      Thermo Electron Corporation--ThermoLyte Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.32 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.34      Thermo Electron Corporation--Thermo Remediation Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.33 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.35      Thermo Electron Corporation--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.34 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.36      Thermo Electron Corporation--ThermoLase Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.35 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.37      Thermo Electron Corporation--ThermoQuest Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.41 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
 10.38       Thermo Electron Corporation--Thermo Optek Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.42 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
 10.39       Thermo Electron Corporation--Thermo Sentron Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.43 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
 10.40       Thermo Electron Corporation--Trex Medical Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.44 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
 10.41       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Incentive Stock Option Plan (filed as Exhibit
             10.18 to Thermo Electron's Annual Report on Form 10-K for
             the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Ecotek Nonqualified Stock Option Plan is 900,000
             shares, after adjustment to reflect share increase approved in December 1993) .........................................
 10.42       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Nonqualified Stock Option Plan (filed as
             Exhibit 10.19 to Thermo Electron's Annual Report on Form
             10-K for the fiscal year ended January 2, 1993 [File No. 1-
             8001] and incorporated herein by reference). (Maximum
             number of shares issuable in the aggregate under this plan and the Thermo Ecotek Incentive Stock Option Plan is
             900,000 shares, after adjustment to reflect share increase approved in December 1993) ................................
 10.43       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Equity Incentive Plan (filed as Exhibit 10.39 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference) .........................
 10.44       Thermedics Inc. Incentive Stock Option Plan (filed as
             Exhibit 10(d) to Thermedics' Registration Statement on Form
             S-1 [Reg. No. 33-84380) and incorporated herein by
             reference). (Maximum number of shares issuable in the
             aggregate under this plan and the Thermedics Nonqualified
             Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and 1992, 5-for-4 stock split effected in January 1985, 4-for-3 stock split
             effected in September 1985, and 3-for-2 stock splits
             effected in October 1986 and November 1993) ...............
 10.45       Thermedics Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(e) to Thermedics' Registration Statement on Form
             S-1 [Reg. No. 33-84380) and incorporated herein by
             reference). (Maximum number of shares issuable in the
             aggregate under this plan and the Thermedics Incentive
             Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and 1992, 5-for-4 stock split effected in January 1985, 4-for-3 stock split
             effected in September 1985, and 3-for-2 stock splits
             effected in October 1986 and November 1993) ...............
 10.46       Thermedics Inc. Equity Incentive Plan (filed as Appendix A to the Proxy Statement dated May 10, 1993 of Thermedics
             [File No. 1-9567] and incorporated herein by reference).
             (Maximum number of shares issuable is 1,500,000, after
             adjustment to reflect 3-for-2 stock split effected in
             November 1993) ............................................
 10.47       Thermedics Inc.--Thermo Sentron Inc. Nonqualified Stock
             Option Plan (filed as Exhibit 10.51 to Thermo Cardiosystems
             Annual Report on Form 10-K for the fiscal year ended
             December 30, 1995 [File No. 1-10114] and incorporated
             herein by reference) ......................................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.48      Thermedics Inc.--Thermedics Detection Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.20 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year
             ended January 2, 1993 [File No. 1-8002] and incorporated
             herein by reference) ......................................
  10.49      Thermedics Detection Inc.--Equity Incentive Plan (fiuled as
             Exhibit 10.69 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.50      Thermo Cardiosystems Inc. Incentive Stock Option Plan
             (filed as Exhibit 10(f) to Thermo Cardiosystems'
             Registration Statement on Form S-1 [Reg. No. 33-25144] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Cardiosystems Nonqualified Stock Option Plan is
             1,143,750 shares, after adjustment to reflect share
             increase approved in 1992, 3-for-2 stock split effected in
             January 1990, 5-for-4 stock split effected in May 1990 and
             2-for-1 stock split effected in November 1993) ............
  10.51      Thermo Cardiosystems Inc. Nonqualified Stock Option Plan
             (filed as Exhibit 10(g) to Thermo Cardiosystems'
             Registration Statement on Form S-1 [Reg. No. 33-25144] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Cardiosystems Incentive Stock Option Plan is
             1,143,750 shares, after adjustment to reflect share
             increase approved in 1992, 3-for-2 stock split effected in
             January 1990, 5-for-4 stock split effected in May 1990 and
             2-for-1 stock split effected in November 1993) ............
  10.52      Thermo Cardiosystems Inc. Equity Incentive Plan (filed as
             Exhibit 10.46 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.53      Thermo Voltek Corp. (formerly Universal Voltronics Corp.)
             1985 Stock Option Plan (filed as Exhibit 10.14 to Thermo
             Voltek's Annual Report on Form 10-K for the fiscal year
             ended June 30, 1985 [File No. 0-8245] and incorporated
             herein by reference). (Maximum number of shares issuable is
             200,000 shares, after adjustment to reflect 1-for-3 reverse stock split effected in November 1992 and 3-for-2 stock
             split effected in November 1993) ..........................
  10.54      Thermo Voltek Corp. (formerly Universal Voltronics Corp.)
             1990 Stock Option Plan (filed as Exhibit 10.2 to Thermo
             Voltek's Annual Report on Form 10-K for the fiscal year
             ended June 30, 1990 [File No. 1-10574] and incorporated
             herein by reference). (Maximum number of shares issuable is
             400,000 shares, after adjustment to reflect share increases in 1993 and 1994. 1-for-3 reverse stock split effected in
             November 1992, and 3-for-2 stock split effected in November
             1993) .....................................................
  10.55      Thermo Voltek Corp. Equity Incentive Plan (filed as Exhibit
             10.49 to Thermo Instrument's Annual Report on Form 10-K for
             the fiscal year ended December 31, 1994 [File No. 1-9786]
             and incorporated herein by reference) .....................
  10.56      Thermo Instrument Systems Inc. Incentive Stock Option Plan
             (filed as Exhibit 10(c) to Thermo Instrument's Registration
             Statement on Form S-1 [Reg. No. 33-6762] and incorporated
             herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Instrument
             Nonqualified Stock Option Plan is 2,812,500 shares, after
             adjustment to reflect share increase approved in 1990 and
             3-for-2 stock splits effected in January 1988, July 1993
             and April 1995 and 5-for-4 stock split effected in December
             1995) .....................................................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.57      Thermo Instrument Systems Inc. Nonqualified Stock Option
             Plan (filed as Exhibit 10(d) to Thermo Instrument's
             Registration Statement on Form S-1 [Reg. No. 33-6762] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Instrument Incentive Stock Option Plan is 2,812,500
             shares, after adjustment to reflect share increase approved in 1990 and 3-for-2 stock splits effected in January 1988,
             July 1993 and April 1995 and 5-for-4 stock split effected
             in December 1995) .........................................
  10.58      Thermo Instrument Systems Inc. Equity Incentive Plan (filed as Appendix A to the Proxy Statement dated April 27, 1993
             of Thermo Instrument [File No. 1-9786] and incorporated
             herein by reference). (Maximum number of shares issuable is
             4,031,250 shares, after adjustment to reflect share
             increase approved in December 1993 and 3-for-2 stock split effected in July 1993 and April 1995 and 5-for-4 stock
             split effected in December 1995) ..........................
  10.59      Thermo Instrument Systems Inc. (formerly Thermo
             Environmental Corporation) Incentive Stock Option Plan
             (filed as Exhibit 10(d) to Thermo Environmental's
             Registration Statement on Form S-1 [Reg. No. 33-329] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Instrument (formerly Thermo Environmental
             Corporation) Nonqualified Stock Option Plan is 1,160,156
             shares, after adjustment to reflect share increase approved in 1987 and 3-for-2 stock splits effected in July 1993 and
             April 1995 and 5-for-4 stock split effected in December
             1995) .....................................................
  10.60      Thermo Instrument Systems Inc. (formerly Thermo
             Environmental Corporation) Nonqualified Stock Option Plan
             (filed as Exhibit 10(e) to Thermo Environmental's
             Registration Statement on Form S-1 [Reg. No. 33-329] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Instrument (formerly Thermo Environmental
             Corporation) Incentive Stock Option Plan is 1,160,156
             shares, after adjustment to reflect share increase approved in 1987 and 3-for-2 splits effected in July 1993 and April
             1995 and 5-for-4 stock split effected in December 1995) ...
  10.61      Thermo Instrument Systems Inc.--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.51 to
             Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference) .........................
  10.62      Thermo Instrument Systems Inc.--Thermo BioAnalysis
             Corporation Nonqualified Stock Option Plan (filed as
             Exhibit 10.64 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........
  10.63      Thermo Instrument Systems Inc.--ThermoQuest Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.65 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
  10.64      ThermoSpectra Corporation Equity Incentive Plan (filed as
             Exhibit 10.52 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.65      Thermo BioAnalysis Corporation Equity Incentive Plan (filed as Exhibit 10.67 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........
  10.66      Thermo Optek Corporation Equity Incentive Plan (filed as
             Exhibit 10.68 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.67      ThermoQuest Corporation Equity Incentive Plan (filed as
             Exhibit 10.69 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........
  10.68      ThermoTrex Corporation (formerly Thermo Electron
             Technologies Corporation) Incentive Stock Option Plan
             (filed as Exhibit 10(h) to ThermoTrex's Registration
             Statement on Form S-1 [Reg. No. 33-40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the ThermoTrex
             Nonqualified Stock Option Plan is 1,945,000 shares, after
             adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993) ....
  10.69      ThermoTrex Corporation (formerly Thermo Electron
             Technologies Corporation) Nonqualified Stock Option Plan
             (filed as Exhibit 10(i) to ThermoTrex's Registration
             Statement on Form S-1 [Reg. No. 33-40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the ThermoTrex
             Nonqualified Stock Option Plan is 1,945,000 shares, after
             adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993) ....
  10.70      ThermoTrex Corporation-ThermoLase Corporation (formerly
             ThermoLase Inc.) Nonqualified Stock Option Plan (filed on
             Exhibit 10.53 to ThermoTrex Corporation's Annual Report on
             Form 10-K for the fiscal year ended January 1, 1994 [File
             No. 1-10791] and incorporated herein by reference .........
  10.71      ThermoTrex Corporation--Trex Medical Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.73 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
  10.72      ThermoLase Corporation (formerly ThermoLase Inc.)
             Nonqualified Stock Option Plan (filed as Exhibit 10.54 to
             ThermoTrex's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-10791] and incorporated
             herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the ThermoLase Incentive
             Stock Option Plan is 2,800,000 shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock
             splits effected in March 1994 and June 1995) ..............
  10.73      ThermoLase Corporation (formerly ThermoLase Inc.) Incentive
             Stock Option Plan (filed as Exhibit 10.55 to ThermoTrex
             Corporation's Annual Report on Form 10-K for the fiscal
             year ended January 1, 1994 [File No. 1-10791] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             ThermoLase Nonqualified Stock Option Plan is 2,800,000
             shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock splits effected in March 1994 and
             June 1995) ................................................
  10.74      ThermoLase Corporation Equity Incentive Plan (filed as
             Exhibit 10.81 to Thermo TerraTech's Annual Report on Form
             10-K for the fiscal year ended April 1, 1995 [File No. 1-
             9549] and incorporated herein by reference) ...............
  10.75      Thermo Fibertek Inc. Incentive Stock Option Plan (filed as
             Exhibit 10(k) to Thermo Fibertek's Registration Statement
             on Form S-1 [Reg. No. 33-51172] and incorporated herein by reference .................................................
  10.76      Thermo Fibertek Inc. Nonqualified Stock Option Plan (filed as Exhibit 10(l) to Thermo Fibertek's Registration
             Statement on Form S-1 [Reg. No. 33-51172] and incorporated herein by reference .......................................
  10.77      Thermo Fibertek Inc. Equity Incentive Plan (filed as
             Exhibit 10.60 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference ..............

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.78      Thermo Power Corporation (formerly Tecogen Inc.) Incentive
             Stock Option Plan (filed as Exhibit 10(h) to Thermo Power's
             Quarterly Report on Form 10-Q for the quarter ended April
             3, 1993 [Reg. No. 33-10573] and incorporated herein by
             reference). (Maximum number of shares issuable in the
             aggregate under this plan and the Thermo Power Nonqualified
             Stock Option Plan is 950,000 shares, after adjustment to
             reflect share increases approved in 1990, 1992 and 1993) ..
  10.79      Thermo Power Corporation (formerly Tecogen Inc.)
             Nonqualified Stock Option Plan (filed as Exhibit 10(i) to
             Thermo Power's Quarterly Report on Form 10-Q for the
             quarter ended April 3, 1993 [Reg. No. 33-10573] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Power Incentive Stock Option Plan is 950,000 shares, after adjustment to reflect share increases approved in
             1990, 1992 and 1993) ......................................
  10.80      Thermo Power Corporation Equity Incentive Plan (filed as
             Exhibit 10.63 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.81      Thermo Power Corporation--ThermoLyte Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.84 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
  10.82      ThermoLyte Corporation Equity Incentive Plan (filed as
             Exhibit 10.71 to Thermo Power's Annual Report on Form 10-K
             for the fiscal year ended September 30, 1995 [File No. 1-
             10573] and incorporated herein by reference) ..............
  10.83      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.) Incentive Stock Option Plan (filed as Exhibit 10(h)
             to Thermo Process' Registration Statement on Form S-1 [Reg.
             No. 33-6763] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under
             this plan and the Thermo TerraTech Nonqualified Stock
             Option Plan is 1,850,000 shares, after adjustment to
             reflect share increases approved in 1987, 1989 and 1992, 6-
             for-5 stock splits effected in July 1988 and March 1989 and
             3-for-2 stock split effected in September 1989) ...........
  10.84      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.) Nonqualified Stock Option Plan (filed as Exhibit
             10(i) to Thermo Process' Registration Statement on Form S-1
             [Reg. No. 33-6763] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under
             this plan and the Thermo TerraTech Incentive Stock Option
             Plan is 1,850,000 shares, after adjustment to reflect share increases approved in 1987, 1989 and 1992, 6-for-5 stock
             splits effected in July 1988 and March 1989 and 3-for-2
             stock split effected in September 1989) ...................
  10.85      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.) Equity Incentive Plan (filed as Exhibit 10.63 to
             Thermedics' Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-9567] and incorporated
             herein by reference). (Maximum number of shares issuable is
             1,750,000 shares, after adjustment to reflect share
             increase approved in 1994) ................................
  10.86      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.)--Thermo Remediation Inc. Nonqualified Stock Option
             Plan (filed as Exhibit 10(l) to Thermo Process' Quarterly
             Report on Form 10-Q for the fiscal quarter ended January 1,
             1994 [File No. 1-9549] and incorporated herein by
             reference) ................................................
  10.87      Thermo Remediation Inc. Equity Incentive Plan (filed as
             Exhibit 10.7 to Thermo Remediation's Registration Statement
             on Form S-1 [Reg. No. 33-70544] and incorporated herein by reference) ................................................
 *10.88      License Agreement between the Registrant and ThermoTrex
             dated as of October 16, 1995...............................

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT                                     PAGE
- -----------                                      ----------------------                                     ----
*11          Computation of Earnings per Share.............................................................
*21          Subsidiaries of the Registrant................................................................
*23.1        Consent of Arthur Andersen LLP................................................................
*23.2        Consent of Arthur Andersen LLP................................................................
*23.3        Consent of Arthur Andersen LLP................................................................
*23.4        Consent of Topel Forman L.L.C. ...............................................................
*23.5        Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5)....................................
*24          Power of Attorney.............................................................................
*27          Financial Data Schedule.......................................................................
*99.1        Form of Subscription Agency Agreement.........................................................
*99.2        Instructions as to use of Trex Medical Corporation Subscription Certificates and International
             Holder Subscription Forms.....................................................................
*99.3        International Holder Subscription Form........................................................
*99.4        Form of Letter to Trex Medical stockholders...................................................
*99.5        Form of Letter to ThermoTrex stockholders.....................................................

- --------
* Previously filed.

+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.